Press Release

HOLD FOR CALL

DARWIN PROFESSIONAL UNDERWRITERS, INC. REPORTS
RECORD NET INCOME OF $8.4 MILLION FOR THE THIRD QUARTER

Net income increases 109% and net premiums written increase 21%
over the comparable year-earlier quarterly results.

NOVEMBER 6, 2007 (Farmington, Connecticut)—Darwin Professional Underwriters, Inc. (“Darwin,” the “Company,” or “Our”) (NYSE: DR) today announced its financial results for the third quarter ended September 30, 2007. Highlights include:

•	Gross premiums written for the third quarter are $69.3 million. Third quarter gross premiums written are 5.9% ahead of our gross premiums for the same period a year ago. Net premiums written for the quarter of $50.6 million are up 20.7% over the third quarter of 2006.

•	Net income of $8.4 million for the quarter ended September 30, 2007 represents a 108.7% increase over the $4.0 million for the quarter ended September 30, 2006.

•	Overall, the combined ratio is 85.4% for the third quarter 2007, which compares favorably to the third quarter 2006 combined ratio of 96.3%. The combined ratio improvement is primarily driven by a decrease in the loss ratio (12.1% improvement to 57.1%). The third quarter combined ratio improvement includes approximately $3.6 million ($2.4 million, net of tax) in favorable loss reserve development and the corresponding ceded premiums, offset by additional incentive compensation and profit sharing expenses stemming from the favorable development of the 2003 through 2006 accident years.

•	Earnings per diluted share for the three months ended September 30, 2007 are $0.49 compared to $0.23 per share for the same period in 2006.

•	Annualized return on average equity is 12.4% for the nine months ended September 30, 2007 compared to 7.7% for all of 2006. Shareholders’ equity grew $21.9 million during the first nine months of 2007, to $239.8 million at September 30, 2007 from $217.9 million at December 31, 2006. Book value per share grew 10.2% to $14.08 at September 30, 2007 from $12.78 at December 31, 2006.

Stephen Sills, Darwin’s president and chief executive officer, commented, “We had another excellent quarter, and remain pleased with our performance. This quarter’s net income of $8.4 million represents our best operating result in our four and a half year history. Our loss emergence remains favorable and we were able to grow our book by writing new business as well as retaining our best accounts in the face of stiffening competition. Darwin recorded an increase in gross premiums written over the third quarter of 2006 of 5.9% and demonstrated our continued commitment to underwriting profitability with a third quarter combined ratio of 85.4 percent. With significant expertise across all of our lines, we believe we’re well positioned to take advantage of the continued opportunities we see in specialty insurance.”

Darwin executives will hold a conference call to discuss this press release tomorrow morning, November 7, 2007, at 8:00 a.m. Eastern time. The live webcast of Darwin’s earnings conference call, as well as our financial supplement, can be accessed through Darwin’s website at http://investor.darwinpro.com. Analysts and investors interested in participating in the live conference call may dial in to 866-510-0707 (International callers may dial 617-597-5376) and enter passcode 53204705.

The webcast version of the conference call will be archived on Darwin’s website following the date of the event. A telephonic replay of the earnings conference call will be available shortly after the conclusion of the call on November 7, 2007. To access the telephonic replay, domestic callers may dial 888-286-8010 (International callers may dial 617-801-6888) and enter passcode 47368177. The telephonic replay will be available until November 16, 2007.

Important Information
Certain matters discussed in this release are forward-looking statements. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company’s outlook and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for 2006 and Form 10-Q for third quarter 2007. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

About Darwin Professional Underwriters, Inc.
Darwin is a specialty insurance group based in Farmington, Connecticut. The Company is focused on the specialty liability insurance market and underwrites D&O liability insurance for public and private companies, E&O liability insurance, medical malpractice liability insurance, and other specialty coverages. Darwin member companies include Darwin Professional Underwriters, Inc., Darwin National Assurance Company (“DNA”), and Darwin Select Insurance Company (“Darwin Select”). DNA and Darwin Select have earned a financial strength rating of “A- (Excellent)” from A.M. Best Company. Darwin is traded on the New York Stock Exchange under the ticker symbol, “DR.” For more information about Darwin, visit www.darwinpro.com.

Additional information concerning Darwin, its finances, and business operations can be found in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 which will be filed with the SEC and at www.darwinpro.com.

<MORE>

Darwin Professional Underwriters, Inc. and Subsidiaries
Selected Consolidated Statements of Operations Data
Three and Nine Months Ended September 30, 2007 and September 30, 2006
(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Gross premiums written	$69,306	$65,427	$209,466	$183,375
Net premiums written	$50,600	$41,927	$148,574	$115,135
Revenues:
Net premiums earned	$45,453	$34,971	$131,828	$94,229
Net investment income	5,812	4,512	16,492	11,635
Net realized investment gains (losses)	(43)	(11)	(26)	(24)

Total revenues	51,222	39,472	148,294	105,840

Costs and expenses:
Losses and loss adjustment expenses	25,965	24,205	76,688	65,236
Commissions and brokerage expenses	5,598	4,166	17,107	10,154
Other underwriting, acquisition and operating expenses	7,241	5,305	20,486	15,417
Other expenses	1,412	42	4,226	320

Total costs and expenses	40,216	33,718	118,507	91,127

Earnings before income taxes	11,006	5,754	29,787	14,713

Income tax expense	2,645	1,748	8,454	4,542

Net earnings	$8,361	$4,006	$21,333	$10,171

Basic earnings per share:
Net earnings per share	$0.51	$0.25	$1.31	$1.01

Weighted average shares outstanding	16,557,816	15,877,995	16,289,911	7,657,449

Diluted earnings per share:
Net earnings per share	$0.49	$0.23	$1.25	$0.61

Weighted average shares outstanding	17,060,291	17,049,558	17,072,500	16,693,695

Combined ratio:
Loss ratio	57.1%	69.2%	58.2%	69.2%
Expense ratio	28.3%	27.1%	28.5%	27.2%

Combined ratio	85.4%	96.3%	86.7%	96.4%

<MORE>

Darwin Professional Underwriters, Inc. and Subsidiaries
Selected Consolidated Balance Sheets Data
September 30, 2007 and December 31, 2006
(Unaudited)
(Dollars in thousands, except per share amounts)
	September 30,	December 31,
	2007	2006
ASSETS:
Available for sale securities, at fair value:
Equity securities (cost: 2007, $4,000)	$3,936	$—
Fixed maturity securities (amortized cost: 2007, $447,265; 2006, $328,201)	448,130	329,846
Short-term investments, at cost which approximates fair value	70,059	69,537

Total investments	522,125	399,383

Cash	6,429	26,873
Premiums receivable (net of allowance for doubtful accounts of $75 as of September 30, 2007 and December 31, 2006)	24,760	31,094
Reinsurance recoverable on paid and unpaid losses	126,448	96,371
Ceded unearned reinsurance premiums	42,870	44,742
Deferred insurance acquisition costs	14,064	12,724
Property and equipment at cost, less accumulated depreciation.	1,839	1,895
Intangible assets	7,306	7,306
Net deferred income tax asset	14,367	8,720
Other assets	13,362	6,156

Total assets	$773,570	$635,264

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Loss and loss adjustment expense reserves	$357,016	$263,549
Unearned premium reserves	138,670	123,796
Reinsurance payable	18,730	21,385
Current income taxes payable	6,399	865
Accrued expenses and other liabilities	12,952	7,819

Total liabilities	533,767	417,414
Stockholders’ equity:
Common stock; $0.01 par value; authorized 50,000,000 shares; issued and outstanding 17,025,501 shares at September 30, 2007 and 17,047,222 shares at December 31, 2006	170	170
Additional paid-in capital	204,234	203,095
Retained earnings	34,881	13,548
Accumulated other comprehensive income	518	1,037

Total stockholders’ equity	239,803	217,850

Total liabilities and stockholders’ equity	$773,570	$635,264

<MORE>

	September 30,	December 31,
	2007	2006
Book value per common share:

Book value per common share..........................	$14.08	$12.78

Tangible book value per common share............	$13.66	$12.35

Net income return on average equity[1]	12.4%	7.7%

(1) Return on average equity for 2007 interim period is based on annualized net earnings.

CONTACTS:

Analyst and investor inquiries: Jack Sennott
+1-860-284-1918
or jsennott@darwinpro.com

Press and media inquiries: Drake Manning
+1-860-284-1500
or dmanning@darwinpro.com

Both of Darwin Professional Underwriters, Inc.

###